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                                                                  EXHIBIT 1
                                                                  ---------

                                    AGREEMENT
                                    ---------

               In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D (and any further amendment filed by them) with respect to the shares of the Common Stock, $.16-2/3 par value, of Ground Round Restaurants, Inc.

     Dated as of:  June 5, 1995

                                        JUSI HOLDINGS, INC.
                                        JACUZZI INC.
                                        USI AMERICAN HOLDINGS, INC.
                                        U.S. INDUSTRIES, INC.



                                        By:  /s/ George H. MacLean
                                           --------------------------------
                                             George H. MacLean
                                             Senior Vice President




















































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